UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2017 (February 27, 2017)

Broadcom Limited

Broadcom Cayman L.P.

(Exact name of registrants as specified in its charter)

Singapore Cayman Islands	001-37690 332-205938-01	98-1254807 98-1254815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Broadcom Limited 1 Yishun Avenue 7 Singapore 768923 Broadcom Cayman L.P. c/o Broadcom Limited 1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrants’ telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 27, 2017, the United States District Court for the Central District of California issued an Order and Final Judgment (the “Judgment”) granting final approval of the Stipulation and Agreement of Settlement, dated September 23, 2016 (the “Stipulation”), providing for the settlement of the consolidated federal class action lawsuit, captioned In re Broadcom Corporation Stockholder Litigation, Case No. 8:15-cv-00979 (the “Federal Action”), and the consolidated state court lawsuits, captioned Broadcom Shareholder Cases, JCCP 4834 (together with the Federal Action, the “Litigation”). The settlement released all claims asserted against all defendants in the Litigation and is more fully described in Broadcom Limited’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on March 9, 2017. Pursuant to the Stipulation, Broadcom Corporation agreed to confirm the following facts concerning the acquisition of Broadcom Corporation:

(1) There currently is no agreement in place binding Broadcom Limited or any subsidiary of Broadcom Limited to pay any fees, expenses or other consideration to the holders of limited partnership units (“LP Units”) of Broadcom Cayman L.P. in connection with any Holdings Offer (as defined in the Amended and Restated Exempted Limited Partnership Agreement of Broadcom Cayman L.P., dated as of February 1, 2016 (the “LPA”)) beyond the consideration offered to the holders of ordinary shares of Broadcom Limited in connection with any such transaction, except to the extent, if any, set forth in the LPA. Broadcom Limited, Henry Nicholas and Henry Samueli each agree that in connection with any Holdings Offer, they will not enter into any agreement for the payment by Broadcom or any of its subsidiaries, of any of Dr. Nicholas’s or Dr. Samueli’s fees or expenses incurred by either of them in their capacity as holders of LP Units (it being understood that, for the avoidance of doubt, the foregoing restriction shall not apply to any obligations in the Support Agreements, dated May 28, 2015, indemnification and advancement of expense obligations due to directors or officers generally, or otherwise in their capacity as a director or officer of Broadcom Limited or any of its subsidiaries).

(2) The holders of LP Units do not have any separate voting or veto rights in connection with any Holdings Offer, except to the extent, if any, set forth in the LPA and the Voting Trust Agreement, dated as of February 1, 2016, among Broadcom Limited, Broadcom Cayman L.P. and the Computershare Trust Company, N.A. (as trustee thereunder), nor is any change to such provisions of the LPA and the Voting Trust Agreement relating to separate voting or veto rights being discussed between Broadcom Cayman L.P. and Broadcom Limited on one hand, and anyone else on the other hand, as of September 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2017

Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer

Broadcom Cayman L.P., by its general partner Broadcom Limited

By:	/s/ Thomas H. Krause, Jr.
Name:	Thomas H. Krause, Jr.
Title:	Vice President and Chief Financial Officer